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                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT
                             --------------------

          This Employment Agreement ("Agreement") is made and entered into effective July 1, 1996 by and between StreamLogic Corporation (the "Company") and J. Larry Smart ("Executive").

                                   RECITALS
                                   --------

          WHEREAS, Executive has been, and continues to be, employed by the Company as Chief Executive Officer; and

          WHEREAS, Executive and the Company (then named Micropolis Corporation) entered an Employment Agreement at the commencement of his employment as Chief Executive Officer, effective July 10, 1995; and

          WHEREAS, Executive and the Company (then also named Micropolis Corporation) subsequently agreed to certain changes in the July 10, 1995 Employment Agreement, and entered into an Amended Employment Agreement effective December 20, 1995; and

          WHEREAS, Executive and Company mutually desire the amend the Amended Employment Agreement further in certain respects, as set forth in this Employment Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

          1.   Title and Duties.  Executive shall hold the position of Chief
               ----------------
Executive Officer ("CEO"), reporting directly to the Board of Directors. Executive shall be responsible for all of the duties and services normally performed or provided by a CEO, in accordance with the Company's bylaws and such directives and instructions as Executive may receive from time to time from the Company's Board of Directors.

          2.   Outside Business Activities Precluded. During his employment,
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Executive shall devote his full energies, interest, abilities and productive time to the performance of his duties under this Agreement and shall not, without the prior written consent of the Company, render to others services of any kind for compensation or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement, except as listed in Appendix A.

          3.   Compensation. Executive shall be paid a base salary of $5,673 per
               ------------
week, in accordance with the Company's normal payroll practices and procedures.

          4.   Term. The effective date of this Agreement is July 1, 1996. This
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Agreement shall be terminated immediately upon Executive's death or disability, or for Executive's willful misconduct, willful breach of this Agreement, gross negligence, or habitual neglect of his duties hereunder ("Cause"). The Company may terminate this Agreement for reasons other than Cause prior to a Change of Control with twelve (12) months' written notice to Executive; provided, however, that



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Executive shall be relieved of all duties immediately upon receiving notice and shall also be relieved of the obligations set forth in paragraph 2 of this Agreement. Executive may terminate this Agreement at any time and for any reason or no reason, upon thirty (30) days' written notice to the Company. The Company's obligation to pay Executive compensation shall terminate upon the termination of this Agreement. Executive's Involuntary Termination by the Company without Cause in the 18-month period following a Change of Control (as defined herein) shall be governed by paragraph 8 of this Agreement rather than this paragraph.

          5.  Benefits.  During the term of this Agreement, including any notice
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period provided for in paragraph 4, Executive shall be eligible to participate in all of the benefits and benefit programs generally available to employees and senior executives of the Company pursuant to the terms of the applicable policies or plan documents. In addition, Executive shall receive a car allowance in the amount of $1,000 per month. The Company shall use its best efforts to obtain long-term disability coverage for Executive that will pay up to 100% of his salary if he becomes disabled (subject to eligibility, underwriting requirements (including a satisfactory physical exam, if required), and the terms of the applicable policy and plan documents).

          6.  Incentive Stock Options.  Effective July 5, 1995, Executive was
              -----------------------
granted incentive stock options to purchase up to 350,000 shares of the Company's common stock, at an exercise price equal to the stock's fair market value as of the date such options were granted by the Company's Compensation Committee, pursuant to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation (the "Plan"), to be vested over three (3) years in three
(3) equal installments of 116,666 1/3 shares on each of the first three (3) anniversaries of his employment, if Executive is employed by the Company at that time (the "Options"). Since 33 1/3% or more of the assets of the Company have been acquired by a "third party," the Company's Board of Directors authorized the immediate vesting of Executive's Options pursuant to Section 4.3(b) of the Plan.

          7.  Cash Bonus.  For calendar year 1996 and thereafter, the Company's
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Board of Directors shall develop a long-term cash bonus program for Executive that will be based on 70% objective evaluation and 30% subjective evaluation of Executive's performance. Pursuant to this program, Executive shall be eligible for a cash bonus of up to 100% of his annual base salary based on the Board of Director's evaluation of his performance. Executive must be employed by the Company at the end of a calendar year to be eligible for payment of a bonus for that year's performance.

          8.  Acceleration of Stock Options Upon Change of Control and Severance
              ------------------------------------------------------------------
Pay Upon Involuntary Termination.
--------------------------------

              (a) In the event of the consummation of any transaction (including, without limitation, any merger or consolidation) during the term of this Agreement, the result of which is that any person (including any person as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) not affiliated with the Company or the Executive becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 33 1/3% or more of the voting power of the fully-diluted common stock of the Company ("Change of Control"), all of the unexpired stock options granted to Executive to which Executive would otherwise be entitled will immediately vest; provided, however, that such acceleration will not occur to the extent the options are to be assumed by the acquiring entity. If necessary, the Compensation

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     Committee of the Company's Board of Directors will take such action as may be required pursuant to Section 4.3(b) of the Plan to effect such acceleration.

          (b) In the event that (i) the outstanding options are so assumed or the Change in Control is effected through the acquisition of 33 1/3% or more of the Company's outstanding voting stock pursuant to a hostile tender offer and (ii) Executive's employment is Involuntarily Terminated (other than for Cause) within 18 months following such assumption or acquisition, then any unexpired options at the time held by Executive under the Plan will immediately accelerate.

          (c) Executive's Involuntary Termination is defined for purposes of this Agreement as Executive's discharge or dismissal (other than for Cause) or other termination of employment, whether voluntary or involuntary, following a material reduction in Executive's compensation or level of responsibilities, a change in Executive's job location without his consent, or a material reduction in Executive's benefits and perquisites.

          (d) In addition to the acceleration of Executive's options, Executive may become entitled to a lump sum severance payment upon his Involuntary Termination without Cause within 18 months after the Change in Control. Accordingly, to the extent the spread on Executive's accelerated options (the excess of the market price, at the time of acceleration of the shares of common stock for which the options are accelerated, over the aggregate exercise price payable for such shares) does not exceed 2.99 times the Executive's average W-2 wages from the Company for the five fiscal years preceding the fiscal year in which the Change in Control occurs, a cash severance payment will be provided to Executive. However, the cash payment will in no event exceed the lesser of two times the sum of Executive's annual rate of base salary in effect at the time of his Involuntary Termination plus the bonuses earned by him for the immediately preceding fiscal year or (ii) the amount necessary to bring the total benefit package (acceleration plus severance) up to the "2.99 times average W-2 wages" limitation.

          (e) Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other notice or payments which the Executive have the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments pursuant to this Agreement shall be reduced (reducing first the payments under paragraph 8(d)) to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; provided, however, that the determination as to whether any reduction in the payments under this Agreement pursuant to this proviso is necessary shall be made by the Company in good faith, and such determination shall be conclusive and binding on the Executive with respect to its treatment of the payment for tax reporting purposes.

        9.  Reimbursement of Expenses.  The Company shall reimburse Executive
            -------------------------
for actual and reasonable business expenses incurred in connection with performance of his duties, subject to the Company's policies and procedures.
The Company shall provide a San Jose office set-up for Executive and shall pay for reasonable, business travel incurred to perform Executive's business duties.

       10.  Arbitration of Disputes.  The Company and Executive agree that any
            -----------------------
and all disputes concerning this Agreement or his employment by the Company shall be submitted to final and

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binding arbitration to be conducted according to the Commercial Arbitration
Procedures of the American Arbitration Association. Such arbitration may be compelled and enforced according to the California Arbitration Act, C.C.P.
(S)1280, et seq. If any party to this Agreement brings an action to enforce or declare his/its rights hereunder, the prevailing party shall be entitled to recover his/its costs and expenses, including reasonable attorneys' fees, incurred in connection with such action.

          11.  Ancillary Agreements.  Executive shall sign and comply with the
               --------------------
Company's standard form Assignment of Inventions and Confidential Information Agreement and any other agreements generally applicable to the Company's employees.

          12.  Competitive Activities.  During the term of this Agreement
               ----------------------
(including any notice period provided for in paragraph 4), Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company, nor shall he, for himself or for any other person or entity, call on, solicit, entice or make known to any other organization or firm the names of customers or employees of the Company for the purposes of competing with the Company, or otherwise interfere with the Company's operations.

          13.  Confidentiality and Non-Disclosure of Proprietary Information.
               -------------------------------------------------------------
Executive acknowledges that the Company holds as confidential certain information and knowledge respecting the intimate and confidential affairs of the Company in the various phases of its business, including, but not limited to, trade secrets, marketing plans, forecasts, and customer lists ("Proprietary Information"). Executive agrees as follows:

               a. All Proprietary Information shall be the sole property of the Company and its assigns at all times. Both during the term of this Agreement and after its termination, Executive agrees that he will keep all Proprietary Information in confidence and will not use or disclose any Proprietary Information or anything related to it without the prior written consent of the Company, except as required in the ordinary course of performing his duties as Executive.

               b. Upon the termination of this Agreement, or at the Company's written request at any time, Executive agrees to return all written Proprietary Information to the Company, including all copies and photocopies of such documents.

          14.  General Provisions.
               ------------------

               14.1  Notices.  Any notice, request, demand, or other
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communication required or permitted hereunder shall be deemed to properly given when personally served in writing, when deposited in the United States mail, postage pre-paid, or when communicated to a public telegraph company for transmittal, addressed to the Company or Executive at his or its last known address. Each party may change his or its address by written notice in accordance with this paragraph.

               14.2  Applicable Law.  This Agreement is made and is to be
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governed by and construed under the laws of the State of California.

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                    14.3  Captions and Paragraph Headings. Captions and
                          -------------------------------
paragraph headings as used herein are for convenience only and are not part of this Agreement and shall not be used in construing it.

                    14.4  Severability. The provisions of this Agreement are
                          ------------
severable. If any provisions of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                    14.5  Benefit of Agreement. This Agreement shall inure to
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the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Executive may not assign any of his rights or duties hereunder except upon the prior written consent of the Board of Directors of the Company.

                    14.6  Entire Agreement. This Agreement contains the entire
                          ----------------
agreement of the parties, and except as expressly stated herein supersedes any and all other agreements, whether oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Chairman of the Board on the one hand and by Executive on the other. If Executive becomes Chairman of the Board, any modifications or amendments to this Agreement must be by an agreement ratified by a majority of the Board of Directors or signed by the Chairman of the Compensation Committee.


                                            STREAMLOGIC CORPORATION


 /s/  J. Larry Smart                        By: /s/ Chriss W. Street
------------------------                       ----------------------------
J. Larry Smart                                      Chriss W. Street
Dated:  August 28, 1996
                                                       Director
                                               ----------------------------
                                                         Title

                                               Dated: August 28, 1996


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